   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996
                                                  REGISTRATION NO. 33-
                                                                      ----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                 RISCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      Florida                                                      65-0335150
            (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER IDENTIFICATION NO.)
         OF INCORPORATION OR ORGANIZATION)

        1390 Main Street, Sarasota, Florida                                        34236-5642
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                                      (ZIP CODE)

                                 RISCORP, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN
                                      AND
                  1996 NONQUALIFIED FORMULA STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                             ----------------------

                             Gregory M. Marks, Esq.
                   Senior Vice President and General Counsel
                                 RISCORP, Inc.
                                1390 Main Street
                          Sarasota, Florida 34236-5642
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (941) 951-2022
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

                               Richard A. Halloy
               Senior Vice President and Chief Financial Officer
                                 RISCORP, Inc.
                                1390 Main Street
                          Sarasota, Florida 34236-5642

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                       CALCULATION  OF REGISTRATION  FEE

-----------------------------------------------------------------------------------------------------------
                                                           Proposed           Proposed
           Title of                    Amount               maximum           maximum          Amount of
          securities                    to be           offering price       aggregate       registration
       to be registered              Registered            per unit*      offering price*         fee
-----------------------------------------------------------------------------------------------------------
  Class A Common stock,
   par value $.01
   per share  . . . . . . . .     3,128,832 shares          $3.8125         $11,928,672.00        $3,614.75
-----------------------------------------------------------------------------------------------------------

* ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE FEE IS CALCULATED UPON THE BASIS OF THE AVERAGE BETWEEN THE HIGH AND LOW SALES PRICE FOR SHARES OF COMMON STOCK OF THE REGISTRANT AS REPORTED BY THE NASDAQ NATIONAL MARKET ON NOVEMBER 21, 1996.

================================================================================

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference:

      (1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

      (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

      (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

      (4) The description of the Company's common stock contained in the Company's Registration Statement on Form S-1, file number 33-99760, filed November 22, 1995, and as amended by amendments filed January 8, 1996, February 6, 1996, February 23, 1996 and February 28, 1996, relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits orotherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article V of the Company's Bylaws provides that the Company shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the full extent permitted by Florida law.

     The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

      4.1  RISCORP, Inc. 1995 Nonqualified Stock Option Plan.

      4.2  RISCORP, Inc. 1996 Nonqualified Formula Stock Option Plan.

      4.3 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, file number 33-99760, filed November 22, 1995, and as amended by amendments filed January
           8, 1996, February 6, 1996, February 23, 1996, and February 28, 1996,
           relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public.

      4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration
           Statement on Form S-1, file number 33-996760, filed November 22, 1995, and as amended by amendments filed January 8, 1996, February 6, 1996, February 23, 1996, and February 28, 1996, relating to offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public).

      4.5 Form of Stock Certificate for the Class A Common Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, file number 33-99760, filed November 22, 1995, and as amended by amendments filed January 8, 1996, February 6, 1996, February 23, 1996, and February 28, 1996,
           relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public)

      5.1 Opinion of Gregory M. Marks, Esq. as to the legality of the securities being registered hereunder.

     23.1  Consent of Gregory M. Marks, Esq. (contained in Exhibit 5.1 hereto).

     24.1  Powers of Attorney (included on signature page).



ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on November 22, 1996.

                                RISCORP, INC.


                                By:   /s/ William D. Griffin
                                   -------------------------------------------
                                   William D. Griffin, Chief Executive Officer

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Marks, Richard Halloy, and Walter E. Riehemann, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments of this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     Signatures                            Title                         Date
     ----------                            -----                         ----
/s/ William D. Griffin    Chief Executive Officer and Director     November 22, 1996
--------------------      (Principal Executive Officer)
 William D. Griffin

/s/ James A. Malone
--------------------      Chief Operating Officer and Director     November 22, 1996
  James A. Malone

/s/ Richard Halloy        Chief Financial Officer and Director     November 22, 1996
--------------------      (Principal Financial and Accounting
   Richard Halloy          Officer)

/s/ Walter L. Revell
--------------------      Director                                 November 22, 1996
  Walter L. Revell


--------------------      Director                                 November __, 1996
George E. Greene III


--------------------
 Seddon Goode, Jr.        Director                                 November __, 1996

/s/ L. Scott Merritt
--------------------
  L. Scott Merritt        Treasurer and Director                   November 22, 1996

                              INDEX TO EXHIBITS


                                                                  SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                           DESCRIPTION                          PAGE
------                           -----------                      ------------
 4.1     RISCORP, Inc. 1995 Nonqualified Stock Option Plan

 4.2     RISCORP, Inc. 1996 Nonqualified Formula Stock Option
         Plan.

 4.3     Amended and Restated Articles of Incorporation of the
         Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, file number 33-99760, filed November 22, 1995, and as amended by amendments filed January 8, 1996, February
         6, 1996, February 23, 1996, and February 28,1996,
         relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public).

 4.4     Amended and Restated Bylaws of the Company
         (incorporated reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, filed
         November 22, 1995, and as amended by amendments filed
         January 8, 1996, February 6, 1996, February 23, 1996, and February 28, 1996, relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public).

 4.5 Form Stock Certificate for the Class A Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on S-1, file number 33-99760, filed November 22, 1995, and as amended by amendments filed January 8, 1996, February
         6, 1996, February 23, 1996, February 28, 1996, relating to the offer and sale by the Company and a selling shareholder of 10,000,000 shares of Class A common stock to the public).

 5.1     Opinion of Gregory M. Marks, Esq.

 23.1    Consent of Gregory M. Marks, Esq. (contained in Exhibit
         5.1 hereto).

 24.1    Powers of Attorney (included on signature page).